Exhibit 99.1

NEWS	Contact: Clay Williams
(713)346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
2-FOR-1 STOCK SPLIT
HOUSTON, TX, August 22, 2007 — National Oilwell Varco, Inc. (NYSE: NOV) today announced that its Board of Directors has approved a 2-for-1 stock split to be effected in the form of a stock dividend. Each stockholder of record on September 7, 2007 will be issued one additional share of the Company’s common stock for each issued and outstanding share owned as of that date. The distribution will be made on September 28, 2007.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, stated “We are pleased to announce this stock split. We believe this stock split will increase liquidity in our stock and improve investment opportunities for our investors. This action is a direct indication of our confidence in our strategy and outlook going forward.”
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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